UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14A-12

JONES SODA CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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234 Ninth Avenue North Seattle, WA 98109	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2006

2:00 p.m.

To Jones Soda Co. Shareholders:

Notice is hereby given, that the 2006 Annual Meeting of Shareholders of Jones Soda Co., a Washington corporation (the “Company”), will be held at 2:00 p.m. on Thursday, May 18, 2006 at the Company’s offices at 234 Ninth Avenue North, Seattle, Washington for the following purposes:

1.	to elect seven directors to the Company’s board of directors;

2.	to approve an amendment to the Company’s 2002 stock option plan;

3.	to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2006; and

4.	to transact such other business as may properly come before the meeting and any adjournments thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on March 28, 2006 are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

JONES SODA CO.

/S/    MATTHEW KELLOGG

MATTHEW KELLOGG

Secretary

Seattle, Washington

April 7, 2006

IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting. Promptly signing, dating and returning the proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.

234 Ninth Avenue North

Seattle, Washington 98109

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jones Soda Co., to be voted at the 2006 annual meeting of the shareholders. The 2006 annual meeting will be held at 2:00 p.m. (local time) on Thursday, May 18, 2006, or at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at our corporate offices at 234 Ninth Avenue North, Seattle, Washington for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

We intend to mail this Proxy Statement and accompanying proxy card on or about April 14, 2006, to all shareholders entitled to vote at the Annual Meeting. A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including financial statements, accompanies this Proxy Statement.

Voting and Outstanding Shares

Only holders of record of our common stock (“Common Stock”) at the close of business on March 28, 2006, are entitled to notice of and to vote at the Annual Meeting. There were 22,117,721 shares of Common Stock issued and outstanding on that date. Shareholders are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of at least 33 1/3% of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting.

Under Washington law and our Articles of Incorporation, assuming the presence of a quorum, the election of directors requires a plurality of votes represented in person or by proxy at the meeting, and ratification of the appointment of KPMG LLP as our auditors for 2006 requires that the votes cast in favor exceed the votes cast against the proposal. Under U.S. law, approval of the amendment to the 2002 Plan requires that the votes cast in favor exceed the votes cast against the proposal. For compliance with the rules of the TSX Venture Exchange, approval of the amendment to the 2002 Plan requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting by “disinterested shareholders” (being those shareholders who are not “Insiders” or their “Associates,” as defined under the policies of the TSX Venture Exchange).

Pacific Corporate Trust Company, our transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.

Solicitation of Proxies

The proxies being solicited hereby are being solicited by the Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Common Stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Shareholder Proposals for 2007 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2007 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by us not later than December 13, 2006. Proposals should be sent to Corporate Secretary, Jones Soda Co., 234 Ninth Avenue North, Seattle, Washington 98109. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of March 28, 2006, certain information regarding the beneficial ownership of our outstanding Common Stock by the following persons or groups:

•	each person who, to our knowledge, beneficially owns more than 5% of our Common Stock;

•	the Named Executive Officer identified in the Executive Compensation table below;

•	each of our current directors and director nominees, and

•	all of our directors and executive officers as a group.

As of March 28, 2006, there were 22,117,721 shares of Common Stock issued and outstanding. Unless otherwise indicated, each person’s address is c/o Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109.

Name and Address	No. of Shares(1)	Percent
Peter M. van Stolk(2)	2,143,250	9.5%
Matthew Kellogg(3)	250,000	1.1
Scott Bedbury(4)	180,000	*
Ron B. Anderson(5)	131,700	*
Michael M. Fleming(6)	45,000	*
Alfred W. Rossow, Jr.(7)	40,000	*
John J. Gallagher, Jr.(8)	20,000	*
Stephen C. Jones(9)	5,000	*
All current directors and executive officers as a group (ten persons) (10)	2,822,450	12.2%

*	Less than one percent

(1)	The above table is based upon information supplied by such principal shareholders, executive officers, and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes 559,056 shares subject to stock options that are exercisable within 60 days of March 28, 2006 (“Vested Options”) held by Mr. van Stolk. Includes 100,000 shares held of record by 543608 BC Ltd., a British Columbia corporation for which Mr. van Stolk serves as sole shareholder. Also includes 546,750 shares currently held in escrow with Pacific Corporate Trust Company, pursuant to the terms of an escrow agreement dated November 15, 2002, in conformance with the policies of the TSX Venture Exchange (the “TSX Escrow”).

(3)	Includes 160,000 shares subject to Vested Options held by Mr. Kellogg.

(4)	Includes 60,000 shares subject to Vested Options held by Mr. Bedbury.

(5)	Includes 75,000 shares subject to Vested Options held by Mr. Anderson.

(6)	Includes 40,000 shares subject to Vested Options held by Mr. Fleming.

(7)	Consists of 40,000 shares subject to Vested Options held by Mr. Rossow.

(8)	Consists of 20,000 shares subject to Vested Options held by Mr. Gallagher.

(9)	Consists of 5,000 shares subject to Vested Options held by Mr. Jones.

(10)	Consists of Peter van Stolk, Ron Anderson, Scott Bedbury, Michael Fleming, Jack Gallagher, Hassan Natha, Matthew Kellogg, Steve Jones, Lars Nilsen and Al Rossow. Includes an aggregate of 966,556 shares subject to Vested Options held by such persons.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1933, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file.

Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons, we believe that, except as set forth below, during the 2005 fiscal year, all Reporting Persons complied with all Section 16(a) filing requirements. The following Reporting Persons had late filings for 2005:

•	Peter van Stolk filed one late Form 4, reporting one late transaction (exercise of stock options);

•	Ron Anderson filed one late Form 4, reporting three late transactions (grant of stock options and sales of shares);

•	Scott Bedbury filed one late Form 4, reporting one late transaction (grant of stock options);

•	Michael Fleming filed one late Form 4, reporting three late transactions (grant of stock options, exercise of stock options and sale of shares);

•	John Gallagher filed one late Form 4, reporting one late transaction (grant of stock options);

•	Matthew Kellogg filed one late Form 4, reporting one late transaction (exercise of stock options); and

•	Jennifer Cue, our former Chief Financial Officer and Chief Operating Officer, filed one late Form 4, reporting two late transactions (exercises of stock options).

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table shows for each of the three fiscal years ended December 31, 2005, 2004, and 2003, respectively, compensation awarded or paid to, or earned by, Peter van Stolk, our Chief Executive Officer (the “Named Executive Officer”). We had no other person who was serving as an executive officer at the end of fiscal 2005.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation
		Salary($)	Bonus($)	Other Annual Compensation($)	Securities Under Options Granted(1)(#)
Peter van Stolk, Chief Executive Officer	2005	$157,619	$15,000	$—	100,000
	2004	125,268	15,000	12,539	80,000
	2003	95,049	5,000	12,420	80,000

(1)	All referenced options granted are exercisable at prices equal to or higher than the fair market value of the Common Stock on the respective dates of grant.

Stock Option Grants

The following table shows information regarding stock options granted to the Named Executive Officer during the 2005 fiscal year:

Name	No. of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price Per Share	Expiration Date(1)
Peter van Stolk	100,000	20.3%	$4.00	January 19, 2010

(1)	The options vest over a period of 18 months from the grant date, with 25% vested on the grant date and 25% vesting on each six month anniversary of the grant date.

Aggregated Option Exercises and Fiscal Year-End 2005 Option Values

The following table presents information about options held by the Named Executive Officer and the value of those options as of December 31, 2005.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options December 31, 2005
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Peter van Stolk	20,000	$94,000	520,000	50,000	$2,239,000	$200,000

Employment Agreement

Peter van Stolk.    Mr. van Stolk serves as our Chief Executive Officer, pursuant to an employment agreement that is effective for a term of three years, beginning from December 1, 2004 and expiring on November 30, 2007, and month to month thereafter.

Pursuant to the employment agreement, Mr. van Stolk receives an annual base salary of $125,000, and may be increased, as necessary, so that his salary is at least 75% of the highest annual salary paid to any other employee. Mr. van Stolk is eligible to receive (a) an annual performance bonus in an amount to be determined and agreed upon by us and Mr. van Stolk, to be based on objective performance criteria, and (b) annual stock options equal to a minimum of four times the total number of options granted to our outside directors. If we have not determined the annual bonus by the end of the fiscal year (or submitted to a neutral arbitrator) and if we have positive retained earnings as of the last day of the fiscal year, then the amount of the bonus will be equal to 50% of Mr. van Stolk’s base salary for that year. Unless otherwise agreed, any bonus payments will be 50% in cash and 50% in our common stock. The employment agreement also provides for a $600/month car allowance, four weeks’ annual vacation, term life insurance payable to Mr. van Stolk’s designated beneficiary and disability insurance. During the term of the employment agreement, our Board of Directors will nominate Mr. van Stolk for re-election to the Board.

The employment agreement may be terminated by Mr. van Stolk, as follows: (a) upon 30 days’ notice of voluntary resignation; (b) upon 14 days’ notice if we are in breach of the agreement and the breach has not been cured; or (c) at any time after the expiration of 30 days from the date of a “change of control” or a change in our management or reporting structure. We may terminate the employment agreement (i) at any time, for termination for “cause” (as defined in the employment agreement) or (ii) upon 30 days’ notice, for termination without cause. In addition, the agreement will automatically terminate upon Mr. van Stolk’s death or disability. A “change of control” includes (X) any person acquiring beneficial ownership of 15% or more of our outstanding common stock, (Y) any liquidation, sale or disposition of all or substantially all of our assets, or (Z) the election of a majority of the directors at a shareholders’ meeting who are not persons nominated by the then-incumbent board of directors.

Mr. van Stolk will be entitled to receive $200,000 severance, plus any stock options he would be entitled to receive for the year of termination, in the event the agreement is terminated due to a breach by us, a “change of control” or change in management or reporting structure, or by us without cause. If Mr. van Stolk voluntarily resigns, he will be entitled to his base salary through the termination date, plus any stock options he would be entitled to receive for the year of termination. In the event of termination due to his death or disability, Mr. van Stolk’s estate or legal representative will be entitled to receive an amount equal to one year’s base salary.

The employment agreement also contains certain restrictive covenants, including confidentiality provisions and provisions precluding Mr. van Stolk from competing with us for up to 12 months following the term of the agreement.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers as of April 7, 2006, are as follows:

Name	Age	Position
Peter M. van Stolk	42	President, Chief Executive Officer and Chairman of the Board
Hassan N. Natha	46	Chief Financial Officer
Lars P. Nilsen	44	Executive Vice President of Sales
Ron B. Anderson(1)	53	Director
Scott Bedbury(2)(3)	48	Director
Michael M. Fleming(3)	57	Director
John J. Gallagher, Jr.(1)(3)	57	Director
Matthew Kellogg(2)	40	Director and Secretary
Stephen C. Jones(2)	50	Director
Alfred W. Rossow, Jr.(1)	73	Director

(1)	Current member of Audit Committee (see “– Audit Committee” below)

(2)	Current member of Nomination Committee (see “– Nomination Committee” below)

(3)	Current member of Compensation Committee (see “– Compensation Committee” below)

Officers are appointed by the Board of Directors. Each executive officer named above will serve until his or her successor is appointed or until his or her earlier death, resignation or removal. It is expected that each of the above officers will be reappointed by the Board of Directors immediately following the Annual Meeting.

A majority of directors on our Board of Directors are “independent” within the meaning of the listing standards of The Nasdaq Stock Market.

Directors

Set forth below is biographical information for Ron Anderson, a current director who has decided not to stand for re-election to the Board at the Annual Meeting. Mr. Anderson’s term in office will expire at the Annual Meeting. For the biographical summary of our other seven director-nominees, see “Proposal 1. Election of Directors – Nominees” below.

Ron B. Anderson	Ron B. Anderson has served as one of our directors since July 1994. Mr. Anderson is currently President of North Point Capital Corp., a private merchant banking company, since 1999. Mr. Anderson also serves on the Board of Directors of Ainsworth Lumber Company, a Canadian public company. Mr. Anderson is a Certified General Accountant and holds a B.Comm. from the University of British Columbia in Vancouver, B.C.

Executive Officers

In addition to our Chief Executive Officer, Peter van Stolk, following is biographical information for our other executive officers.

Hassan N. Natha	Hassan N. Natha was hired as our Chief Financial Officer on April 4, 2006, pursuant to an at-will employment arrangement with us. From August 2005 to January 2006, Mr. Natha was an associate with CFO Selections, a professional services firm, and from March 2003 to July 2005, Mr. Natha was a principal with Business to Business CFO, a professional services firm. Prior to that, from January 2002 to December 2002, Mr. Natha was the CFO with Washington Gaming Inc., a private real estate and gaming company. From October 2000 to December 2001, he served as a senior manager for Accenture Inc. Mr. Natha is a Certified Public Accountant, and received a B.Comm. (Accounting) from Concordia University and a Graduate Diploma in Public Accountancy from McGill University.

Lars P. Nilsen	Lars P. Nilsen was hired as our Executive Vice President of Sales in February 2006, pursuant to an at-will employment arrangement with us. Mr. Nilsen joined us from Northwest Horticulture, where he served in the roles of Chief Operating Officer and President/CEO, from September 2001 to December 2005. Prior to Northwest Horticulture, Mr. Nilsen served for 8 years in multiple senior positions with The Coca-Cola Company in Scandinavia. Mr. Nilsen’s education includes an MBA from the University of Washington, a B.Sc. from the University of Utah with a major in Finance and an extensive management training program from Coca-Cola University.

Board Meetings and Committees

During the 2005 fiscal year, the Board of Directors held 19 meetings. Each director was in attendance at more than 75% of the meetings held of the Board and any committees on which she or he served during his or her tenure as a director in 2005.

Our Board currently has an Audit Committee, a Compensation Committee and a Nomination Committee.

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices. The committee has general responsibility for reviewing with management the financial and internal controls and the accounting, auditing and reporting activities of our company and our subsidiaries. The committee annually reviews the qualifications and objectivity of our independent auditors, is responsible for selecting, retaining or replacing our independent auditors, reviews the scope, fees and result of their audit, reviews and approves any non-audit services and related fees, is informed of their significant audit findings and management’s responses thereto, and annually reviews the status of significant current and potential legal matters. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. In December 2004, the Board of Directors adopted a written charter for the Audit Committee. A copy of the written charter was previously filed as an appendix to the proxy statement for the 2005 annual meeting of shareholders, which may be accessed through the SEC’s website at www.sec.gov.

During 2005, the Audit Committee consisted of Ron Anderson (Chair), Jack Gallagher and Al Rossow. Effective following the Annual Meeting and assuming the election of the director-nominees, the Audit Committee will consist of Al Rossow (Chair), Jack Gallagher and Matt Kellogg. Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Rossow is qualified as an “audit committee financial expert” within the meaning of SEC regulations based on his accounting and related financial management expertise. All of the directors on the Audit Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Audit Committee held four meetings in fiscal 2005.

Compensation Committee

The Compensation Committee oversees incentive compensation plans for officers and key employees and approves standards for setting compensation plans for senior executives. The committee also approves the compensation of certain employees whose salary is above specified levels and makes recommendations to the Board for approval as required. The committee also recommends bonuses and stock option awards. This committee meets as needed. The Board of Directors has not adopted a written charter for the Compensation Committee.

The Compensation Committee consists of Michael Fleming (Chair), Scott Bedbury and Jack Gallagher. All of the directors on the Compensation Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Compensation Committee met four times during fiscal 2005.

Nomination Committee

The Nomination Committee identifies and recommends candidates for election to the Board. It advises the Board on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors, and compensation and benefit programs for non-employee directors. The committee makes recommendations relating to the duties and membership of committees of the Board. The committee recommends processes to evaluate the performance and contribution of individual directors and the Board of Directors as a whole and approves procedures designated to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination Committee consults with the Chief Executive Officer in its process of recruiting new directors. The Nomination Committee may also assist in locating senior management personnel. The Board of Directors has not adopted a written charter for the Nomination Committee.

During 2005, the Nomination Committee consisted of Scott Bedbury (Chair), Ron Anderson and Al Rossow. The Nomination Committee currently consists of Scott Bedbury (Chair), Steve Jones and Matt Kellogg. All of the directors on the Compensation Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Nomination Committee met one time during fiscal 2005.

Policy on Shareholder Nomination of Directors

Candidates for election to our Board of Directors are nominated by our Nomination Committee and ratified by our full Board of Directors for nomination to the shareholders.

In identifying candidates to be directors, the Nomination Committee seeks persons it believes to be knowledgeable in our business or having beverage or consumer products industry experience, or some aspect of it which would benefit our company. Our Nomination Committee believes that the minimum qualifications for serving on our Board of Directors are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, and have an ability to review and understand our financial statements and other reports and to discuss such matters intelligently and effectively. The Nomination Committee will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the audit committee, the Nomination Committee will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our shareholders; accordingly, persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

Candidates have traditionally been recommended to the Board by our Chief Executive Officer or one of the other directors, and there has not been a formal process for identifying new director nominees. Our Nomination Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider. The Nomination Committee gives equal consideration to all director nominees, whether recommended by our shareholders, management or current directors.

Since our last annual shareholders meeting in May 2005, the Board appointed a new director, Stephen C. Jones, upon the recommendation of the Nomination Committee. Mr. Jones was initially recommended to the Nomination Committee by Scott Bedbury, one of our non-management directors.

A shareholder wishing to submit a director nomination should send a letter to the Nomination Committee, c/o Corporate Secretary, Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Nomination Committee necessarily will nominate the person so recommended by a shareholder. In addition, for nominees for election to the Board proposed by shareholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of stock of Jones Soda Co. beneficially owned by each nominee;

•	the name and address of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting such nominee;

•	the number of shares of stock of Jones Soda Co. beneficially owned by such shareholder making the nomination, and by each other shareholder known by such shareholder to be supporting such nominee;

•	any other information relating to the nominee or nominating shareholder that is required to be disclosed under SEC rules in order to have a shareholder proposal included in our proxy statement; and

•	a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

According to our Bylaws, any shareholder entitled to vote at an annual meeting may make a nomination for the election of directors. The nomination must be in writing and be delivered to our Corporate Secretary, at 234 Ninth Avenue North, Seattle, WA 98109. The notice must be received not less than 14 days nor more than 50 days prior to the date of the annual meeting; provided, however, that if less than 21 days’ notice of the meeting is given to the shareholders, such written notice of nomination must be delivered to our Corporate Secretary not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

Shareholder Communication with the Board

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of Jones Soda Co., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock related matter; or

•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

Director Compensation

Non-management directors currently receive a fee of $500 for each Board meeting attended, and a fee of $250 for each Board conference call and each Board committee meeting attended. Each non-management director also receives an annual grant of stock options to purchase 20,000 shares of common stock. The exercise price of these options is at the fair market value on the date of grant and the options vest over a period of 18 months from the date of grant, at the rate of 25% on the date of grant and an additional 25% on each six month anniversary of the date of grant. In addition, non-management directors are reimbursed for their out of pocket expenses incurred in attending meetings of the Board of Directors and committee meetings. The Board is in the process of reviewing and evaluating the amount and type of compensation paid to its non-management directors, compared to other similarly sized public companies.

Management directors receive no additional compensation for service on the Board of Directors.

We also maintain liability insurance on our directors and executive officers.

Director Attendance at Annual Meeting of Shareholders

We do not have a formal policy requiring director attendance at our annual meeting of shareholders, however, all directors are encouraged to attend. At last year’s 2005 annual meeting of shareholders, four of our directors were in attendance.

Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We filed a copy of the Code as Exhibit 14.1 to our annual report on Form 10-KSB for the 2003 fiscal year, which may be accessed through the SEC’s website at www.sec.gov.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee of our Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent accountants, KPMG LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue its report.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Our independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants, and upon the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Ron B. Anderson

John J. Gallagher, Jr.

Alfred W. Rossow, Jr.

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter requires that the Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors. In addition, all additional non-audit matters to be provided by the independent auditors must be pre-approved.

Audit and Related Fees

The following table set forth the aggregate fees billed by KPMG LLP for professional services rendered to us during the past two fiscal years ended December 31, 2005 and 2004:

	2005	2004
Audit Fees(1)	$124,074	$101,500
Audit Related Fees(2)	—	—
Tax Fees(3)	38,857	31,391
All Other Fees(4)	22,905	—

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-QSB, and audit services provided in connection with other statutory or regulatory filings.

(2)	“Audit Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning services. For fiscal 2005 and 2004, these fees consisted primarily of preparation of tax returns.

(4)	“All Other Fees” for fiscal 2005 consisted of various issues regarding U.S. GAAP requirements, immigration issues and compliance with Sarbanes Oxley § 404.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eight directors. Since our 2005 annual shareholders’ meeting, in March 2006 the Board appointed Stephen C. Jones as a new director to our Board of Directors to fill the vacancy created by the resignation of Jennifer Cue from the Board in December 2005. Ron Anderson, one of our long-standing directors, has expressed his desire not to stand for re-election to the Board, and effective immediately prior to the Annual Meeting, the size of the Board will be reduced to seven directors. We thank Ms. Cue and Mr. Anderson for their commitment and years of service to the Board.

Our Board of Directors has nominated the seven persons named below as candidates for election at the Annual Meeting, each of whom is an existing director. If elected at the Annual Meeting, each director nominee would hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors are elected by a plurality of the shares voted at the Annual Meeting.

Unless otherwise directed, the persons named as proxies in the enclosed proxy card will vote the proxies received by them for the seven nominees named below. In the event that any of the nominees is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

Nominees

Set forth below is biographical information for each of the seven nominees as director.

Name	Position / Background	Director Since
Peter M. van Stolk	Peter M. van Stolk is our founder, and has served as our President, Chief Executive Officer and a director since May 1993, and as Chairman of the Board since December 2003. Mr. van Stolk began his career in the beverage industry in 1987 when he founded Urban Hand Ltd., a predecessor company to Jones Soda Co. He attended Grant McKewan College in Edmonton, Alberta.	May 1993

Scott Bedbury	Scott Bedbury has served as one of our directors since August 2003. Mr. Bedbury is currently C.E.O. of Brandstream, an independent brand consultancy, and a speaker for the Leigh Bureau. Mr. Bedbury was a senior vice president of marketing at Starbucks from 1995 to 1998. Prior to that, he spent seven years as head of advertising for Nike, where he launched the “Just Do It” campaign. As C.E.O. of Brandstream, Mr. Bedbury has provided brand consulting to such companies as Coca Cola, Mattel Inc, Microsoft, Merck, Disney and Procter and Gamble. In addition, Mr. Bedbury is the author of A New Brand World: Eight Principles for Achieving Brand Leadership in the 21st Century. Mr. Bedbury holds a Bachelor of Arts degree from the University of Oregon.	August 2003

Michael M. Fleming	Michael M. Fleming has served as one of our directors since April 1997. Since February 2000, Mr. Fleming has been an attorney with the law firm of Lane Powell Spears Lubersky LLP in Seattle, Washington, specializing in real estate, dispute resolution, securities and environmental matters. From November 1992 to February 2000, Mr. Fleming was an attorney with the law firm of Ryan, Swanson & Cleveland in Seattle, Washington. He is also the President and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, Washington. Since April 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law.	April 1997

John J. Gallagher, Jr.	Jack Gallagher has served as one of our directors since December 2003. Since January 2003, Mr. Gallagher has served as the Chief Executive Officer of Second Act Partners, a private research and technology development company. Prior to that, Mr. Gallagher served as the President of Optiva Corporation / Philips Oral Healthcare from February 1999 to December 2002. Mr. Gallagher received his M.B.A. and his B.S. in Marketing from Seton Hall University.	December 2003

Matthew Kellogg	Matthew Kellogg has served as one of our directors since May 1999 and as our corporate secretary since March 2006. Previously, Mr. Kellogg was our Executive Chairman from	May 1999

Name	Position / Background	Director Since
March 2002 to November 2002. Mr. Kellogg is currently the Managing Member of Canal Investments LLC., serving in such capacity since March 2003. From November 2002 to March 2003, Mr. Kellogg was the manager of Kingfisher Capital LLC. Mr. Kellogg holds a Bachelor of Science degree from Skidmore College.

Stephen C. Jones	Steve Jones was appointed to our board of directors in March 2006, to fill the vacancy caused by the resignation of Jennifer Cue in December 2005. Mr. Jones is currently the founder and CEO of Brand Ignition Group, a private company that works with private equity funds to identify and acquire emerging high growth consumer products companies, having served in such capacity since 2003. From 1986 to 2003, Mr. Jones worked in various positions with The Coca-Cola Company, most recently serving as its Chief Marketing Officer.	March 2006

Alfred W. Rossow, Jr.	Al Rossow has served as one of our directors since March 2004. Mr. Rossow is currently the owner of Rossow Associates, a marketing and finance consulting firm, since February 2004. From October 2003 to February 2004, Mr. Rossow was a principal with Demeter Group, an investment bank. From January 2002 to September 2003, Mr. Rossow was a partner with Tatum Partners, a national professional services firm. From October 1999 to September 2001, Mr. Rossow served as the Chief Financial Officer for Kendal Jackson Wine Estates. From October 1989 to September 1999, Mr. Rossow was the Chief Financial Officer, Executive Vice President/Chief Operating Officer and a director of Boston Beer Co. Mr. Rossow holds a B.A. from Harvard University and an M.B.A. from Harvard Business School.	March 2004

The Board of Directors Recommends that the Shareholders Vote “FOR”

Each of the Above Director-Nominees

PROPOSAL 2—AMENDMENT OF 2002 STOCK OPTION PLAN

Background

In June 2002, our shareholders approved the adoption of the 2002 stock option plan (the “2002 Plan”). Under the 2002 Plan, initially 1,500,000 shares of Common Stock were available for issuance, with an automatic increase of an additional 250,000 shares on the first day of each fiscal year during the 10-year term of the plan, beginning January 1, 2003 through and including January 1, 2012 (or such lesser number as approved by the Board of Directors). Assuming the 2002 Plan continues for its full 10 years, the maximum number of shares available under the 2002 Plan in the 2012 fiscal year would be 3,750,000 shares.

Currently, the total number of shares available under the 2002 Plan is 2,500,000 shares. As of March 28, 2006, options for a total of 1,653,875 shares were granted and outstanding and 843,625 shares had been exercised under the 2002 Plan, leaving only 2,500 shares currently available for future option grants, until the next automatic increase of 250,000 shares on January 1, 2007.

Amendment to 2002 Plan

On March 27, 2006, our Board of Directors approved an amendment to increase the current maximum number of shares available under the 2002 Plan to 4,500,000 shares, and to eliminate the automatic yearly increase. The total 4,500,000 shares would include the 1,653,875 shares under outstanding stock options and the 843,625 shares previously exercised, and would leave 2,002,500 shares available to the Board for future grant and issuance under the 2002 Plan. The amendment revises Section 4 of the 2002 Plan to read in its entirety as follows:

“SECTION 4. STOCK SUBJECT TO THE PLAN

“The stock subject to this Plan shall be Company Common Stock. The maximum aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under this Plan shall not exceed 4,500,000. Shares issued under this Plan shall be drawn from authorized and unissued shares of Common Stock. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall be returned to the Plan and become available for issuance in connection with future grant of Options under the Plan.”

The Board of Directors adopted this amendment to ensure that there will be a sufficient reserve of shares to permit further option grants to existing and new employees and consultants at levels determined appropriate by the Board of Directors and the Compensation Committee. It is anticipated that the proposed increase will provide a sufficient number of shares to cover grants for the next few years. Stock options have been and will continue to be an important part of our overall employee compensation program. The Board of Directors believes that, in the current highly competitive labor market, stock options serve to attract, retain and motivate employees and consultants and to enhance their incentive to perform at the highest level and contribute significantly to our success.

Description of 2002 Stock Option Plan

The 2002 Plan provides for options to purchase Common Stock and is currently administered by the Compensation Committee. Under the 2002 Plan, the Compensation Committee determines the employees and consultants to whom options are granted, the number of shares subject to each option, the price at which each option may be exercised, and the vesting schedule for each option. Options generally vest over an 18-month period, but the Plan Administrator has discretion under the 2002 Plan to allow options to vest over a different period, and has discretion to accelerate vesting in the case of death or disability. Options granted under the 2002 Plan are generally exercisable for a period of five years from the date of grant. Vested options terminate 90 days after the optionee’s termination of employment with the Company for any reason other than death or disability, and one year after termination upon death or disability. The exercise price of options granted under the 2002 Plan generally must be not less than the fair market value of the Common Stock on the date of grant and, in the case of greater than ten percent shareholders of the Company, not less than 110% of the fair market value of the Common Stock on the date of grant. Upon exercise, the exercise price may be paid immediately in cash, or, at the discretion of the Compensation Committee, in cash over a one-year period, in shares of Common Stock, or by withholding from the optionee that number of shares of Common Stock the fair market value of which on the date of exercise is equal to the exercise price of the option. The 2002 Plan provides for both incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-qualified stock options.

Under the 2002 Plan, outstanding options not otherwise already vested will vest immediately upon the occurrence of certain transactions, including certain mergers and business combinations involving the Company, unless the options are assumed by the acquiring company. In addition, if any option granted under the 2002 Plan expires or otherwise terminates without having been exercised in full, the Common Stock not purchased under the option shall again become available for issuance under the 2002 Plan.

The 2002 Plan, as proposed to be amended, does not differ in any material respect from the existing 2002 Plan, other than with respect to the number of shares which are authorized and reserved for option grants. The foregoing description of the 2002 Plan is only a summary and is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is available upon request from the Company.

The following table sets forth summary information as of March 28, 2006, about the number of options granted pursuant to the 2002 Plan to (i) the Named Executive Officer, (ii) all of our current executive officers as a group, (iii) our current directors who are not executive officers as a group, and (iv) all other eligible employees as a group.

Outstanding Options Under 2002 Stock Option Plan

Name	Number of Shares of Common Stock Underlying Options Granted(1)
Peter van Stock, Chief Executive Officer, President, and Director	626,225
Executive Group (3 persons)(2)	656,225
Non-Executive Director Group (7 persons)(3)	520,000
Non-Executive Officer Employee Group	480,150

(1)	Represents shares underlying options granted and outstanding on March 28, 2006.

(2)	Consists of Peter van Stolk, Hassan Natha and Lars Nilsen.

(3)	Consists of Ron Anderson, Scott Bedbury, Michael M. Fleming, John J. Gallagher, Jr., Matthew Kellogg, Stephen C. Jones and Alfred W. Rossow, Jr.

Federal Income Tax Information

Incentive Stock Options

Incentive stock options under the 2002 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the optionee or our company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase an optionee’s alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of the holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options

There are generally no tax consequences to the optionee or our company by reason of the grant of a nonqualified stock option under the 2002 Plan. In general, upon exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation). Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions

As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Although we do not believe that we currently compensates any employee at a level that would approach the limitation set by Section 162(m), it is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee, may in future years cause this limitation to be exceeded.

Shareholder Approval Requirements

Under U.S. law, approval of the amendment to the 2002 Plan requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting. In addition, for compliance with the rules of the TSX Venture Exchange, approval of the amendment to the 2002 Plan requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting by “disinterested shareholders” (being those shareholders who are not “Insiders” or their “Associates,” as defined under the policies of the TSX Venture Exchange). Collectively, as of March 28, 2006, “Insiders and their Associates” owned 1,855,894 shares of Common Stock. Assuming shareholder approval of the amendment to the 2002 Plan, following the annual meeting, we will then petition the TSX Venture Exchange for its acceptance to the amendment to the 2002 Plan.

The Board of Directors Recommends that the Shareholders Vote “FOR”

Approval of the Amendment of the 2002 Stock Option Plan

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent auditors for the 2006 fiscal year, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG LLP has audited our financial statements since November 24, 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our shareholders.

The Board of Directors Recommends a Vote “FOR” Proposal 3

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors

Peter M. van Stolk

President and Chief Executive Officer

April 7, 2006

Proxy

2006 ANNUAL MEETING OF SHAREHOLDERS OF

JONES SODA CO.

TO BE HELD AT THE COMPANY’S OFFICES LOCATED AT

234 NINTH AVENUE NORTH, SEATTLE, WA 98109

THURSDAY, MAY 18, 2006, AT 2:00 P.M. LOCAL TIME

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints, Peter M. van Stolk, a Director of the Company, and John J. Gallagher, Jr. a Director of the Company, or in the place of the foregoing,                                                       (print the name), each with the full power of substitution, as proxyholder for and on behalf of the Registered Shareholder to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the 2006 Annual Meeting of Shareholders of the Company, and at every adjournment or postponement thereof (the “Meeting”), to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company recorded in the name of the Registered Shareholder as specified herein.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

REGISTERED HOLDER SIGN HERE:

DATE SIGNED:

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Proxy Statement)

	For	Against	Withhold
1. To elect as Director, Peter M. van Stolk		N/A
2. To elect as Director, Scott Bedbury		N/A
3. To elect as Director, Michael M. Fleming		N/A
4. To elect as Director, John J. Gallagher, Jr.		N/A
5. To elect as Director, Stephen C. Jones		N/A
6. To elect as Director, Matthew Kellogg		N/A
7. To elect as Director, Alfred W. Rossow, Jr.		N/A
8. To approve an amendment to the 2002 Stock Option Plan to increase the number of shares of common stock reserved under the 2002 Stock Option Plan to 4,500,000 shares
9. Appointment of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2006
10. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any adjournments or postponements thereof		N/A

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AND “FOR” EACH OTHER ITEM LISTED ABOVE, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Company.

2.	This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.	If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Pacific Corporate Trust Company.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

OR

(b) appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.	The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7.	If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9. Fax number 604-689-8144.

Voting by mail or fax may be the only method for holdings held in the name of a corporation or holdings voted on behalf of another individual.

Do not mail the printed proxy or VIF if you have voted by the internet or telephone.